Exhibit 99.1

Signet Jewelers Issues Statement Regarding Its Longstanding Commitment to Superior Customer Service and Rigorous Product Quality Procedures

HAMILTON, Bermuda, June 3, 2016 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, today issued the following statement responding to misleading allegations about its business practices and reaffirming its rigorous product quality practices:

“Signet Jewelers’ entire team culture is directed toward ensuring that we earn and maintain customer trust.  Signet Jewelers has a 100-year history of providing products of impeccable quality and delivering superior customer service.  This commitment to customer care has allowed Signet to satisfy many millions of customers, year after year.  We understand that every piece of jewelry is much more than an accessory - that it is often a reflection of a deeply personal and meaningful moment.  Signet has in place vigorous product quality procedures that are consistently monitored.  Our teams review the characteristics of the item with the customer both when they drop their jewelry off and when they pick it up following service or repair to ensure their confidence in the safe return of their original piece.  Although our customer service team has not received an unusual number of complaints related to these procedures, we take every customer concern seriously and make every effort to understand, resolve and learn from each one – and when issues arise, we do everything we can to make things right. In our design and service centers, we manage more than 4,000,000 service and repair transactions each year, and over 99% are completed without negative customer feedback.  Of those generating negative customer feedback, many are related to either repairs taking longer than expected due to our high standards, or shipping delays, which we work diligently to address in cooperation with our shipping partners.  Signet is an industry leader and is an accredited member of the Better Business Bureau with an A+ rating.

In addition, we strongly object to recent allegations on social media, republished and grossly amplified, that our team members systematically mishandle customers’ jewelry repairs or engage in “diamond swapping.”  Incidents of misconduct, which are exceedingly rare, are dealt with swiftly and appropriately.

Signet Jewelers remains firmly committed to responding to all customer concerns, upholding the highest standards of quality and service and continuing to maintain our customers’ trust.”

Mark Light, Chief Executive Officer of Signet Jewelers, said “The trust of our customers is not something we take lightly. It has been an honor to help our customers celebrate life and express love through our high quality jewelry for almost 100 years, and dedication to superior customer service and quality control is integral to who we are and how we conduct business. Our guests are our most precious commodity, and we are committed to maintaining their trust.”

About Signet and Safe Harbor Statement:

Signet Jewelers Limited is the world's largest retailer of diamond jewelry.  Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com and www.pagoda.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, risks relating to Signet being a Bermuda corporation, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet's business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet's credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet's information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale's operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the "Risk Factors" section of Signet's Fiscal 2016 Annual Report on Form 10-K filed with the SEC on March 24, 2016. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contacts:

Investors: James Grant, VP Investor Relations, Signet Jewelers +1 (330) 668-5412

Media: David Bouffard, VP Corporate Affairs, Signet Jewelers +1 (330) 668-5369